SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Company)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

On May 30, 2008, eDiets.com, Inc. (the “Company”) executed a Senior Secured Note, Note and Warrant Purchase Agreement (the “Purchase Agreement”), Warrant for the Purchase of Shares of Common Stock (“Warrant”), Amendment No. 1 to Warrant For The Purchase Of Shares Of Common Stock (“Amended Warrant”), Registration Rights Agreement, Letter Waiver, Security Agreement and Intellectual Property Security Agreement with Prides Capital Fund I, L.P. (“Prides Capital”), a major shareholder with two representatives on the Company’s board of directors. As part of the transaction, two of the Company’s wholly-owned subsidiaries issued a Subsidiary Guaranty to Prides Capital. Pursuant to the Purchase Agreement, Prides Capital will loan the Company up to approximately $5 million with interest accruing at the rate of 18% per annum in exchange for two Senior Secured Notes. The Company issued to Prides Capital the first of the two Senior Secured Notes (the “Initial Note”) on May 30, 2008 in the principal amount of $2.595 million. The Company will issue to Prides Capital the second Senior Secured Note (the “Subsequent Note”) in the principal amount of $2.55 million on June 30, 2008. Both the Initial Note and the Subsequent Note are due on June 30, 2011. The Company also issued to Prides Capital the Warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $4.25 per share. The Company will use the proceeds from the sale of the Initial Note and Subsequent Note to fund its business.

The Purchase Agreement provides that the Company shall pay to Prides Capital a transaction fee in the amount of $50,000, a ticking fee from May 24, 2008 to June 30, 2008 at the rate of 0.50% per annum, and Prides Capital’s reasonable out-of-pocket expenses. The Purchase Agreement places certain limitations on the Company’s ability to enter into various transactions including, in aggregate, capital leases in excess of $2 million, other forms of indebtedness in excess of $250,000, and total investments in excess of $250,000.

The Initial Note provides that interest shall accrue daily and is payable quarterly commencing on June 30, 2008. Accrued interest shall be paid in cash provided that Prides Capital has notified the Company of its election to have such payment made in cash not less than 15 days prior to a payment date and if no such notice is given then accrued interest shall be capitalized and added to the principal amount of the Note. On the maturity date of the Note, Prides Capital may convert all or any portion of the unpaid principal amount of the Note, in an amount not less than $100,000, into Common Stock of the Company.

The Amended Warrant amends certain terms of the Warrant for the Purchase of Shares of Common Stock dated as of August 31, 2007 (the “2007 Warrant”) which was issued to Prides Capital. The Company issued the 2007 Warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $5.00 per share in conjunction with Prides Capital’s $10 million loan to the Company in August 2007. The Amended Warrant and the Warrant have ten year expiration dates, are exercisable beginning immediately and provide for a cashless “net” exercise under certain conditions with respect to up to 25% of the shares of common stock issuable upon exercise thereof. The Company has the option to change the expiration date of the Amended Warrant and the Warrant in the event that the closing price per share of common stock is in excess of 150% of the exercise price for thirty (30) consecutive days as reflected on the Nasdaq exchange. The Amended Warrant and the Warrant have anti-dilution provisions in the event of a sale of common stock by the Company below fair market value. Pursuant to the Registration Rights Agreement, the Company agrees to register the resale of the shares of common stock issuable upon exercise of the Amended Warrant and the Warrant.

Pursuant to the terms of the Security Agreement and the Intellectual Property Security Agreement, the Company has granted to Prides Capital a security interest in all of the Company’s equipment, inventory, accounts, receivables, trademarks, copyrights, trade secrets, certain pledged equity, certain pledged debt, and certain pledged intellectual property. Pursuant to the terms of the Letter Waiver, Prides Capital agreed to waive compliance with certain terms of the Note and Warrant Purchase Agreement between the Company and Prides Capital dated August 31, 2007.

The foregoing description of the Purchase Agreement, the Note, the Registration Rights Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Subsidiary Guaranty, the Letter Waiver, the Amended Warrant and the Warrant (collectively, the “Agreements”) does not purport to be complete and is qualified in its entirety by reference to the Agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 and incorporated herein by reference.

The Agreements are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01	Exhibits

(c)	Exhibits

10.1	Note and Warrant Purchase Agreement dated May 30, 2008 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.2	Senior Secured Note dated May 30, 2008.

10.3	Warrant for the Purchase of Common Stock dated May 30, 2008.

10.4	Registration Rights Agreement dated May 30, 2008 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.5	Security Agreement dated May 30, 2008 by and between eDiets.com Inc., eDiets, Inc., Nutrio.com, Inc. and Prides Capital Fund I, L.P.

10.6	Intellectual Property Security Agreement dated May 30, 2008 by and between eDiets.com Inc., eDiets, Inc., Nutrio.com, Inc. and Prides Capital Fund I, L.P.

10.7	Subsidiary Guaranty dated May 30, 2008.

10.8	Amended Warrant for the Purchase of Common Stock dated May 30, 2008.

10.9	Letter Waiver dated May 30, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

	By:	/s/ Steve Rattner
Steve Rattner
CEO

Date: June 4, 2008

Exhibit Index

Exhibit No.	Description
10.1	Note and Warrant Purchase Agreement dated May 30, 2008 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.2	Senior Secured Note dated May 30, 2008.

10.3	Warrant for the Purchase of Common Stock dated May 30, 2008.

10.4	Registration Rights Agreement dated May 30, 2008 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.5	Security Agreement dated May 30, 2008 by and between eDiets.com Inc., eDiets, Inc., Nutrio.com, Inc. and Prides Capital Fund I, L.P.

10.6	Intellectual Property Security Agreement dated May 30, 2008 by and between eDiets.com Inc., eDiets, Inc., Nutrio.com, Inc. and Prides Capital Fund I, L.P.

10.7	Subsidiary Guaranty dated May 30, 2008.

10.8	Amended Warrant for the Purchase of Common Stock dated May 30, 2008.

10.9	Letter Waiver dated May 30, 2008.